Exhibit 10.18



                          UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF MASSACHUSETTS


* * * * * * * * * * * * * * * * * * * * * * * * *
                                                         *
RITA VENTURINO, COSMOS PHILLIPS                          *
and MATTHEW MINOGUE on behalf of                         *
themselves and all others similarly situated,            *
                                                         *
                  Plaintiffs,                            *
                                                         *
         v.                                              *      CIVIL ACTION
                                                         *      NO. 96-12109-GAO
DAKA INTERNATIONAL, INC. and                             *
WILLIAM H. BAUMHAUER,                                    *
                                                         *
                  Defendants.                            *
                                                         *
* * * * * * * * * * * * * * * * * * * * * * * * *


                     STIPULATION AND AGREEMENT OF SETTLEMENT

         This stipulation and agreement of settlement dated as of December __, 1997 (the "Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Plaintiffs Rita Venturino, Cosmos Phillips and Matthew
Minogue, and the Class (as hereinafter defined), and defendants DAKA International, Inc. ("DAKA" or the "Company"), and William H. Baumhauer ("Baumhauer") (DAKA and Baumhauer are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

WHEREAS:

         A. The above-captioned action was initially filed in this Court (the "Court") on or about October 18, 1996, and is hereinafter referred to as the "Action".

         B. The Complaint filed in the Action generally alleges, among other things, that this is a securities fraud class action seeking to pursue remedies under the Securities Exchange Act of 1934 (the "Exchange Act") and related state law. This Complaint alleges a fraudulent scheme and deceptive course of business that allegedly injured purchasers of DAKA common stock throughout the Class Period (as defined below).

         C. The Complaint alleged that prior to and throughout the Class Period, DAKA portrayed itself as a rapidly expanding company which was experiencing rising sales and profitability, while at the same time significantly expanding its restaurant and foodservice operations. The Complaint alleged that the Defendants disseminated materially false and misleading statements and omissions regarding sales results at the Company's Fuddruckers, Inc. ("Fuddruckers") subsidiary, which sales were necessary to maintain their aggressive growth plans.

         D. It was further alleged that at all relevant times, the Company had caused or encouraged positive earnings estimates by financial analysts which were false, misleading and lacking in reasonable basis due to the-undisclosed impact of the adverse factors identified in this Complaint. Allegedly, Defendants' scheme artificially inflated DAKA's share price to a Class Period high of $33 per share on May 13, 1996 and that when the allegedly true facts came to light, the price of DAKA common stock fell to as low as $8 5/8 per share.

         E. The Complaint alleged that by virtue of the allegedly fraudulent scheme the price of DAKA common stock was artificially inflated at all relevant times, through and including a series of partial public disclosures of the actual adverse facts impacting Fuddruckers, sales results following the close of the Company's fiscal 1996 year and attendant share price decline. The Complaint also alleges that before any such disclosures were made, however, defendants successfully completed three acquisitions, paying for the acquired companies with more than 2.5 million shares of DAKA common stock. The full truth allegedly did not emerge until the end of the Class Period when defendants, for the first time, allegedly revealed that the problems with their Fuddruckers operations were more serious and difficult to remedy than had been previously been revealed, and were projected to continue and adversely impact DAKA's results throughout fiscal 1997.

         F. The Defendants deny all of the allegations in the Complaint, as set forth above, and deny any wrongdoing whatsoever and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any allegation in the Complaint or any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have asserted. Defendants recognize, however, that the case is being settled to avoid the costs, expense and risks of litigation. This Stipulation shall not be construed or deemed to be a concession by any plaintiff of any infirmity in the claims asserted in the Action.

         G. Plaintiffs, by their counsel, have conducted discussions and arms'-length negotiations with counsel for Defendants with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class;

         H. Based upon their investigation and pretrial discovery, counsel for Plaintiffs and the Class have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Plaintiffs and the members of the Class will receive from settlement of the Action, (b) the attendant costs and risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

         NOW THEREFORE, without any admission or concession on the part of Plaintiffs of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                               CERTAIN DEFINITIONS

         1. As used in this Stipulation, the following terms shall have the following meanings:

                  a. "Class" and "Class Members" means, for the purposes of this Stipulation only, all persons and entities who purchased or otherwise acquired DAKA common stock during the time period from October 30, 1995 through September 9, 1996, inclusive (the "Class Period"). Excluded from the Class are the Defendants in this Action, members of the immediate families of each of the Defendants, any person, firm, trust, corp oration, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of any such excluded party. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

                  b. "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

                  c. "Class Period" means, for the purposes of this Stipulation only, the period of time from October 30, 1995 through September 9, 1996, inclusive.

                  d. "Defendants' Counsel" means the law firm of GOODWIN, PROCTER & HOAR LLP.

                  e. "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in paragraph 23 below.

                  f. "Notice" means the Notice of Pendency of Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition, and Notice of Right to Share in Settlement Fund, which is to be sent to members of the Class in the form attached hereto as Exhibit 1 to Exhibit A.

                  g. "Order and Final Judgment" means the proposed order in the form attached hereto as Exhibit B.

                  h. "Order for Notice and Hearing" means the proposed order in the form attached hereto as Exhibit A.

                  i. "Plaintiffs' Co-Lead Counsel" means the law firms of MILBERG WEISS BERSHAD HYNES & LERACH LLP and SCHIFFRIN & CRAIG, LTD.

                  j. "Plaintiffs' Counsel" means the law firms of MILBERG WEISS BERSHAD HYNES & LERACH LLP; SCHIFFRIN & CRAIG, LTD; SHAPIRO HABER & URMY LLP; and LAW OFFICES OF ALFRED G. YATES JR.

                  k. "Publication Notice" means the summary notice of proposed Settlement and hearing for publication in the form attached as Exhibit 3 to Exhibit A.

                  l. "Released Parties" means each of the Defendants, and DAKA's past or present subsidiaries, parents, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, advisors, and investment advisors, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which DAKA has a controlling interest or which is related to or affiliated with DAKA, and Baumhauer's legal representatives, heirs, successors in interest or assigns.

                  m. "Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been or could have been asserted in any forum by the Class Members or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences,, representations or omissions involved, set forth, referred to or that could have been asserted in the Complaint relating to the purchase or other acquisition of shares of the common stock of DAKA during the Class Period.

                  n. "Settled Defendants' Claims" means (a) all claims asserted in the Action, and (b) all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been or could have been asserted in any forum by the Defendants or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or asserted in the Complaint or relating in any way to the purchase or other acquisition of shares of DAKA common stock during the Class Period, including but not limited to the institution and prosecution of the Action.

                  o. "Settlement" means the settlement contemplated by this Stipulation.


                  p. "Claims Administrator" means the firm of Gilardi & Co. which shall administer the Settlement.

Scope and Effect of Settlement

         2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action with prejudice and any and all Settled Claims as against all Released Parties and any and all Settled Defendants, claims.

         3. a. Upon the Effective Date of this Settlement, Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Settled Claim release and forever discharge, and shall forever be enjoined from prosecuting the Released Parties.

                  b. Upon the Effective Date of this Settlement, each Defendant, on behalf of themselves and the Released Parties, shall release and forever discharge each and every of the Settled Defendants' Claim, and shall forever be enjoined from prosecuting the Settled Defendants' Claims. The Settlement Consideration

         4. Defendants shall pay within five (5) days from the date hereof into escrow on behalf of Plaintiffs and the Class $3,500,000.00 (the "Cash Settlement Amount"). The Cash Settlement Amount and any interest earned thereon shall be the Gross Settlement Fund.

         5. The Gross Settlement Fund, net of any taxes on the income thereof, shall be used to pay (i) the Notice and Administration Costs referred to in P. 7 hereof, (ii) the attorneys, fee and expense award referred to in P. 8 hereof,
(iii) the remaining administration expenses referred to in P. 9 hereof. The balance of the Gross Settlement Fund after the above payments shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants as provided in P. P. 10-12 hereof. Any sums required to be held in escrow hereunder prior to the effective date shall be held by Milberg Weiss Bershad Hynes & Lerach LLP ("Milberg Weiss") as Escrow Agents for the Settlement Fund. All funds held by the Escrow Agents shall be deemed to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to Defendants pursuant to this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in excess of $100,000 in United States Government obligations with a maturity of 180 days or less, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest bearing bank account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation 1.468B-1 and that the Escrow Agent (Milberg Weiss), as administrator of the Settlement Fund within the meaning of Treasury Regulation ss.1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any taxes owed with respect to the Settlement Fund. Counsel for Defendants agree to provide promptly to the Escrow Agent the statement described in Treasury Regulation ss. 1.468B-3 (e) . (i) Administration

         6. The Claims Administrator shall administer the Settlement under Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the Court. Except as stated in P. 14 hereof, Defendants shall have no responsibility for the administration of the Settlement and shall have no liability to the Class in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms, including providing all information from their transfer records concerning the identity of class members and their transactions.

         7. Prior to the Effective Date, Plaintiffs, Co-Lead Counsel may expend from the Settlement Amount, without further approval from the Defendants or the Court, up to the sum of $100,000.00 to pay the reasonable costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying members of the Class and effecting mail Notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the reasonable administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the claims filed.

         8. Plaintiffs' Counsel will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees not to exceed thirty (30%) percent of the Gross Settlement Fund and reimbursement of expenses. Nothing in this Stipulation shall be construed as an agreement with or approval of the amount of attorneys, fees sought by Plaintiffs, Counsel. Such attorneys' fee and expenses as are awarded by the Court shall be paid from the Gross Settlement Fund to Plaintiffs' Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof, subject to Plaintiffs' Counsel's obligation to make appropriate refunds or repayments to the settlement fund plus accrued interest, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed. (iii) Administration Expenses

         9. Plaintiffs' Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims filed herein and approving the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

(iv)      Distribution To Authorized Claimants

         10. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the "Net Settlement Fund" (the Gross Settlement Amount including interest net of taxes and less all approved costs fees and expenses) based upon each Authorized Claimant's Recognized Claim (as defined in below).

         11. An Authorized Claimant's "Recognized Claim" shall mean the difference, if any, between the amount paid for DAKA common stock during the Class Period (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss on or before September 9, 1996. As to those shares which an Authorized Claimant continued to hold as of the close of business on September 9, 1996, Recognized Claim shall mean the difference, if any, between the amount paid for each such share purchased during the Class Period and $8-5/8 per share. Transactions resulting in a gain shall be deducted from any losses. In the event a Class Member has more than one purchase or sale, all purchases and sales shall be matched on a First In First Out ("FIFO") basis.

         12. a.Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his or her Recognized Claim compared to the total Recognized Claims of all accepted claimants. The Claims Administrator shall pay each Authorized Claimant its distribution amount.

                  b. This is not a claims-made settlement. Defendants will have no ability to get back any of the settlement monies once the Settlement becomes final. Defendants will have no involvement in reviewing or challenging claims.

Administration of the Settlement

         13. Any member of the Class who does not file a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Amount but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

         14. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to pay the Settlement Amount, and to cooperate in the production of information with respect to the identification of class members from the company's shareholder transfer records, as provided herein, Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Plaintiffs, Co-Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed in the interests of achieving substantial justice.

         15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

                  a. Each Class Member shall be required to submit a Proof of Claim (see attached Exhibit 3 to Exhibit A), supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

                  b. All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by order of the Court. Any Class Member who fails to file a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later filed Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. A Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by Plaintiffs, Counsel or its designee;

                  c. Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph e. below;

                  d. Proofs of Claim that do not meet the filing requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proof of Claims submitted. The Claims Administrator, under supervision of Plaintiffs, Co-Lead Counsel,.shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

                  e. If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs, Co-Lead Counsel shall thereafter present the request for review to the Court.

                  f. The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order.

         16. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim.

         17. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Amount, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

         18. All proceedings with respect to the administration, processing and determination of claims described by P. 15 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

         19. The Net Settlement Amount shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; and (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired, and (iv) all costs of administration have been paid. Terms of Order for Notice and Hearing

         20. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation, Plaintiffs' Counsel and Defendants' Counsel jointly shall apply to the Court for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A. Terms of order and Final Judgment

         21. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

Supplemental Agreement

         22. Simultaneously herewith, Plaintiffs, Co-Lead Counsel and Defendants' Counsel are executing a "Supplemental Agreement" setting forth certain conditions under which this Stipulation may be withdrawn or terminated by Defendants if potential Class Members who purchased in excess of a certain number shares of DAKA common stock traded during the Class Period exclude themselves from the Class. The Supplemental Agreement shall be filed under seal if permitted by the Court and the Bankruptcy Court, and, if not so permitted, shall not be filed, but its substantive content shall be brought to the attention of the Court, in camera if so requested by the attorneys for any of the undersigned parties and permitted by the Court. In the event of a withdrawal from this Stipulation pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect and the provisions of paragraph 25 shall apply. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of the election by the Defendants to exercise their option to withdraw from the Stipulation pursuant to the Supplemental Agreement until the conditions set forth in the Supplemental Agreement have been satisfied. Effective Date of Settlement, Waiver or Termination

         23. The Effective Date of Settlement shall be the date when all the following shall have occurred:

                  (a) entry of the Order for Notice and Hearing in all material respects in the form annexed hereto as Exhibit A;

                  (b) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

                  (c) entry by the Court of an Order and Final Judgment, in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

         24. Defendants' Counsel or Plaintiffs, Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty days of (a) the Court's declining to enter the Order for Notice and Hearing in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

         25. Except as otherwise provided herein, in the event the Settlement is terminated or modified in any material respect or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of the date and time immediately prior to the execution of this Stipulation and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and any portion of the Cash Settlement Amount previously paid by Defendants, together with any interest earned thereon, less any taxes due with respect to such income, and less reasonable costs of administration and notice actually incurred and paid or payable from the Settlement Amount, shall be returned to Defendants.

No Admission of Wrongdoing

         26. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

                  (a) shall not be offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Defendants;

                  (b) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any fact, fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

                  (c) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, or any arbitration or mediation, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the releases and liability protection granted them hereunder; and

                  (d) shall not be construed against the Defendants or the Plaintiffs and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial. Miscellaneous Provisions

         27. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

         28. Each Defendant warrants as to himself, herself or itself that, as to the payments made by or on behalf of him, her or it, at the time of such payment that the Defendant made or caused to be made pursuant to paragraph 4 above, he, she or it was not insolvent nor did nor will the payment required to be made by or on behalf of him, her or it render such Defendant insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code, including ss.ss. 101 and 547 thereof. This warranty is made by each such Defendant and not by such Defendant's counsel.

         29. If a case is commenced in respect of any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Escrow Account or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Gross Settlement Fund by other Settling Defendants, then, at the election of Plaintiffs, Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Settling Defendants pursuant to this Settlement Agreement, which releases and Judgment shall be null and void, and the Parties shall be restored to their respective positions in the litigation as of the date a day prior to the date of this Settlement Agreement and any cash amounts in the Escrow shall be returned as provided in paragraphs 8 and 25 above.

         30. The Parties to this Stipulation and Agreement Of Settlement intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, the Settling Defendants agree not to assert any claim under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Action was brought in bad faith or without a reasonable basis. The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

         31. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

         32. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

         33. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys fees and expenses to Plaintiffs, Counsel and enforcing the terms of this Stipulation.

         34. The Waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

         35. This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among the parties hereto concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits and the Supplemental Agreement other than those contained and memorialized in such documents.

         36. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

         37. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         38. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Massachusetts without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

         39. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

         40. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

         41. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court and as necessary, the Bankruptcy Court, of the Settlement.

Dated:  December 19, 1997

                                            SHAPIRO HABER & URMY  LLP

                              By:
                                                 Edward F. Haber
                                                 75 State Street
                                                 Suite 1520
                                                 Boston, MA 02109
                                                 (617)  439-3939

                                            MILBERG WEISS BERSHAD
                                                 HYNES  &  LERACH  LLP

                              By:
                                                 David J.  Bershad
                                                 Jerome M. Congress
                                                 Salvador J. Graziano
                                                 One Pennsylvania Plaza
                                                 New York, NY 10119
                                                 (212) 594 -5300

                                            SCHIFFRIN & CRAIG,  LTD.

                              By:
                                                 Richard S. Schiffrin
                                                 Andrew  L.  Barroway
                                                 Three Bala Plaza East
                                                 Suite 400
                                                 Bala Cynwyd, PA 19004
                                                 (610)  667-7706

                                            LAW OFFICES OF ALFRED G.
                                                 YATES JR

                              By:
                                                 Alfred G. Yate's
                                                 Gerald L. Rutledge
                                                 519 Allegheny Building
                                                 429 Forbes Avenue
                                                 Pittsburgh, PA 15219
                                                 (412) 391-5164

                                            Counsel for Plaintiffs

                                            GOODWIN, PROCTER & HOAR  LLP

                              By:
                                                 Stephen D. Poss, P.C.
                                                 Exchange Place
                                                 Boston, MA  02109
                                                 (617) 570-1000

                                            Counsel for Defendants
                                            William H. Baumhauer and
                                            DAKA International, Inc.

                                            DAKA International, Inc.
                                            2400 Yorkmont Road
                                            Charlotte, N.C. 28217.

                              By:
                              Name:
                              Title:

                                            GOODWIN, PROCTER & HOAR  LLP

                              By:
                                                 Stephen D. Poss, P.C.
                                                 Exchange Place
                                                 Boston, MA 02109
                                                 (617) 570-1000

                                            Counsel for Defendants
                                            William H. Baumhauer and DAKA
                                            International, Inc.

                                            DAKA International, Inc.
                                            2400 Yorkmont Road
                                            Charlotte, N.C. 28217

                              By:
                                                 Michael J. Bailey
                                                 Chief Executive Officer